Exhibit 99.2

Confidential DRAFT – subject to ongoing review & revision GenMA financial forecast October, 2017

Confidential DRAFT – subject to ongoing review & revision Financial forecast methodology Consistent with disclosure statement forecast methodology, apart from cost savings sensitivities Operating forecast originally presented in Q2 2017 2018 through 2020 based on input from various groups within the Company’s operations and financial planning & analysis functions, as well as third-party pricing assumptions (adjusted where appropriate in order to reflect market and operating specific factors associated with the generation fleet). Plant budgeting process considers a multitude of factors, with adjustments to plant configuration, age, equipment, number of units, service hour forecast and generation forecasts. While working through the budgeting process, plant leadership takes into consideration items including (but not limited to): – Headcount needed to operate the facility – VOM for consumables (water & chemicals), number of start times and running environmental back-end control systems – Base O&M support forecasted generation – Outage timing (based on prior maintenance cycle and forecasted service hours) – Environmental and regulatory changes 1

Confidential DRAFT – subject to ongoing review & revision Annual forecast summary (US$ in millions) Chalk Point Morgantown Dickerson Corporate & other 2018E 2019E 2020E $750 $669 $17 Chalk Point Dickerson Morgantown Corporate & other $258 109 285 17 $223 86 218 19 $203 74 205 20 $500 $20 $250 $0 2018E 2019E 2020E 2018E 2019E 2020E $96 $125 Chalk Point Dickerson Morgantown Corporate & other 1 $59 9 48 (20) $60 14 20 (17) $31 0 11 (17) $75 $25 ($25) 2018E 2019E 2020E 2018E 2019E 2020E $50 $38 Chalk Point Dickerson Morgantown Corporate & other $11 9 14 4 $2 0 10 – $10 0 3 – $25 $0 2018E 2019E 2020E Note 1 Includes shared services expense of approximately $35m per annum 2 Total Capex $38 $12 $13 $4 $12$13 $3 $14 $9 $11 $10 $10 CapEx Total EBITDAR $96 $78 $26 $48 $78 $20 $26 $11 $14 $9 $59 $60 $31 ($20) ($17) ($17) EBITDAR Total revenue $669 $547 $502 $285 $547$502 $19 $218 $205 $109 $86 $74 $258 $223 $203 Revenue Buildup by operating entity

Confidential DRAFT – subject to ongoing review & revision Quarterly forecast summary (US$ in millions) 2018E 2019E 2018E 2019E 2018E 2019E Note 1 Includes shared services expense of approximately $35m per annum 3 Chalk Point Dickerson Morgantown Corporate & other Q1Q2Q3Q4 Total Q1Q2Q3Q4 Total 2020E $10 0 3 – $3$5$1$1 3222 6620 220– $11 9 14 4 $1$1$0$1 –0–– 5401 –––– $2 0 10 – Total Capex$14$15$6$3$38$6$4$1$2$12$13 CapEx Chalk Point Dickerson Morgantown Corporate & other 1 Q1Q2Q3Q4 Total Q1Q2Q3Q4 Total 2020E $31 0 11 (17) $17$4$27$11 2(1)61 1431911 (5)(5) (6)(4) $59 9 48 (20) $26$15$15$5 834(1) 14(2) 9 (1) (4)(4)(4)(4) $60 14 20 (17) Total EBITDAR$28$2$47$19$96$43$12$24($1)$78$26 EBITDAR Chalk Point Dickerson Morgantown Corporate & other Q1Q2Q3Q4 Total Q1Q2Q3Q4 Total 2020E $203 74 205 20 $69$55$91$43 37193617 88577764 4436 $258 109 285 17 $76$47$75$26 34152611 82366536 5555 $223 86 218 19 Total revenue$198$135$206$130$669$197$102$170$77$547$502 Revenue Buildup by operating entity

Confidential DRAFT – subject to ongoing review & revision

Quarterly cash flow summary

(US$ in millions)

Free cash flow detail

	2018E					2019E					
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	2020E
Chalk Point (MWh)	869,401	595,271	1,174,977	262,134	2,901,783	870,425	392,101	1,083,536	134,092	2,480,154	2,480,154
Morgantown (MWh)	565,545	161,407	462,116	123,343	1,312,411	428,518	83,330	353,144	68,942	933,934	866,740
Dickerson (MWh)	1,502,192	937,967	1,278,308	1,108,052	4,826,519	1,258,007	395,545	1,130,906	572,046	3,356,504	3,353,391
Total generation (MWh)	**2,937,138**	**1,694,645**	**2,915,401**	**1,493,529**	**9,040,713**	**2,556,950**	**870,976**	**2,567,585**	**775,080**	**6,770,592**	**6,700,285**
Energy revenue	$138	$72	$137	$58	$406	$128	$40	$125	$32	$325	$333
Capacity revenue	54	58	64	64	241	63	55	39	39	197	143
Other revenue	5	6	5	7	23	6	6	6	6	25	25
Total revenue	**$198**	**$135**	**$206**	**$130**	**$669**	**$197**	**$102**	**$170**	**$77**	**$547**	**$502**
(-) COGS	(99)	(59)	(103)	(51)	(311)	(92)	(33)	(94)	(28)	(247)	(260)
(-) O+M	(62)	(66)	(48)	(52)	(227)	(53)	(48)	(44)	(41)	(186)	(180)
(-) Shared services [1]	(9)	(9)	(9)	(9)	(35)	(9)	(9)	(9)	(9)	(35)	(36)
EBITDAR	**$28**	**$2**	**$47**	**$19**	**$97**	**$43**	**$12**	**$24**	**($1)**	**$78**	**$26**
(-) CapEx	(14)	(15)	(6)	(3)	(38)	(6)	(4)	(1)	(2)	(12)	(13)
(-) Δ in working capital & other	9	1	0	(0)	9	8	1	1	(0)	9	(6)
(+) Projected cost savings (mid-case) [2]	–	–	2	2	4	6	6	6	6	26	26
Cash available for lease payments	**$23**	**($12)**	**$44**	**$18**	**$72**	**$51**	**$15**	**$30**	**$4**	**$100**	**$32**
(-) Cash lease payments	–	(92)	–	(13)	(105)	–	(130)	–	(9)	(140)	(105)
Free cash flow	**$23**	**($104)**	**$44**	**$4**	**($33)**	**$51**	**($115)**	**$30**	**($6)**	**($39)**	**($73)**
Ending cash balance	$220	$116	$160	$164	$164	$216	$100	$131	$125	$125	$52
JPM LC draw	125	125	125	125	125	125	125	125	125	125	125
Total liquidity	**$345**	**$241**	**$285**	**$289**	**$289**	**$341**	**$225**	**$256**	**$250**	**$250**	**$177**

Notes

1 Increased at 2% per annum

2 Mid-case projected cost savings as shown on the following page

4

Confidential DRAFT – subject to ongoing review & revision Cost savings opportunities (US$ in millions) EBITDA / Cash Impact Overhead cost sensitivity • Low: Assumes $34.5m per annum overhead expense • Mid: Assumes $28.8m per annum overhead expense • High: Assumes $24.7m per annum overhead expense – 4.3 7.4 – 5.8 9.9 – 5.8 9.9 Plant O&M / fuel optimization / capex opportunities / headcount • Low • Mid • High – – – $10.0 20.0 30.0 $10.0 20.0 30.0 Potential cash impact 5 High Annual 7.4 39.9 39.9 Cumulative 7.4 47.3 87.1 Mid Annual 4.3 25.8 25.8 Cumulative 4.3 30.1 55.8 Low Annual – $10.0 $10.0 Cumulative – 10.0 20.0 2 1 2020 2019 2018

Confidential DRAFT – subject to ongoing review & revision Appendix A Key assumptions

Confidential DRAFT – subject to ongoing review & revision Key assumptions Chalk Point 2018E $35.12 35.02 2019E $34.90 34.73 2020E $36.08 35.90 PDircikcerisnogn assumptions Morgantown 35.01 34.80 35.98 2018E 2019E 2020E PJM - MAAC $4.85 $3.87 $2.80 2018E 2019E 2020E Chalk Point $4.00 $4.00 $4.34 2018E 2019E 2020E Chalk Point $68.85 $71.58 $73.26 Morgantown 68.85 71.58 73.26 7 Dickerson 70.49 73.30 74.98 Coal price ($/ton) Gas price ($/MMBtu) Regional capacity assumptions ($/kw-mo)